SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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AVANT Immunotherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2003

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of AVANT Immunotherapeutics, Inc. This year’s meeting will be held on Wednesday, May 15, 2003 at 2:00 p.m., local time, at our offices located at 119 Fourth Avenue, Needham, Massachusetts.

     The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of AVANT by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting. At the meeting we will review our operations, report on 2002 financial results and discuss our plans for the future. Our directors and management team will be available to answer questions.

     Your vote is important. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it as promptly as possible or vote electronically via the Internet or by telephone. The enclosed proxy card contains instructions regarding voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

      We look forward to seeing you at the meeting.

Sincerely, J. Barrie Ward, Ph.D Chairman of the Board

AVANT Immunotherapeutics, Inc.
119 Fourth Avenue
Needham, MA 02494

Notice of Annual Meeting of Stockholders

     The annual meeting of stockholders of AVANT Immunotherapeutics, Inc. will be held at 2:00 p.m. on May 15, 2003, at our offices located at 119 Fourth Avenue, Needham, Massachusetts, for the following purposes:

1.	To elect seven directors to serve until the 2004 annual meeting of stockholders and until their successors are duly elected and qualified.
2.	To transact any other business which may properly come before the meeting.

     Stockholders of record at the close of business on March 21, 2003 will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. Stockholders who are unable to attend the meeting in person are requested to complete, sign, date and return the enclosed form of proxy in the envelope provided. No postage is required if mailed in the United States. If you would like to vote electronically via the Internet or by telephone, please follow the instructions on the proxy card. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

     A copy of our annual report to stockholders for the fiscal year ended December 31, 2002 is being mailed to you with this notice and proxy statement.

By Order of the Board of Directors AVERY W. CATLIN Secretary

Needham, Massachusetts
April 1, 2003

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY, OR TO VOTE ELECTRONICALLY OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

April 1, 2003

AVANT IMMUNOTHERAPEUTICS, INC.
 119 Fourth Avenue
Needham, Massachusetts 02494

PROXY STATEMENT

     This proxy statement is furnished to the holders of common stock, par value $.001 per share, of AVANT Immunotherapeutics, Inc. in connection with the solicitation of proxies by and on behalf of the Board of Directors of AVANT for the 2003 annual meeting of stockholders to be held at our offices located at 119 Fourth Avenue, Needham, Massachusetts on May 15, 2003, and at any adjournments or postponements thereof. This proxy statement and the accompanying notice of annual meeting of stockholders and proxy card are first being mailed to stockholders on or about April 1, 2003.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

     At the annual meeting, stockholders will act upon the matters set forth in the accompanying notice of meeting, including the election of directors.

Who is entitled to vote?

     If our records show that you are a stockholder as of the close of business on March 21, 2003, which is referred to as the record date, you are entitled to receive notice of the annual meeting and to vote the shares of common stock that you held on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

Can I attend the meeting?

     All stockholders of record of shares of common stock of AVANT at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder or proxy will be asked to present a form of valid picture identification, such as a driver’s license or passport.

What constitutes a quorum?

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 60,468,690 shares of common stock outstanding and entitled to vote at the annual meeting. Shares that reflect votes withheld for director nominees, abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

     Voting by Proxy Holders for Shares Registered Directly in the Name of the Stockholder. If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your common shares by signing, dating and mailing the proxy card in the postage-paid envelope that has been provided to you by AVANT.

     Voting by Proxy Holders for Shares Registered in the Name of a Brokerage Firm or Bank. If your common shares are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee which you must follow in order to have your common shares voted.

     Vote by Mail. If you would like to vote by mail, mark your proxy card, sign and date it, and return it to ADP Financial Services, Inc. in the postage-paid envelope provided.

     Vote in Person. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their common shares of record.

     Vote by Telephone. If you hold your common shares in your own name as holder of record, you may vote by telephone by calling the toll-free number listed on the accompanying proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on May 14, 2003. When you call you will receive a series of voice instructions which will allow you to vote your common shares. A control number, located above the registration line of your proxy card, verifies your identity as a stockholder and allows you to vote your common shares and confirm that your voting instructions have been recorded properly. If you vote by telephone, you do not need to return your proxy card.

     Vote by Internet. You also have the option to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on May 14, 2003. As with telephone voting, you will be given the opportunity to confirm that your voting instructions have been properly recorded. If you vote by Internet, you do not need to return your proxy card.

Will other matters be voted on at the annual meeting?

     We are now not aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

  filing a written revocation with the Secretary of AVANT at the address set forth below;

  filing a duly executed proxy bearing a later date; or

  appearing in person and voting by ballot at the annual meeting.

     Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

     For your review, our 2002 annual report, including financial statements for the fiscal year ended December 31, 2002, is being mailed to stockholders concurrently with this proxy statement. The annual report, however, is not part of the proxy solicitation material. For your further review, a copy of our annual report filed with the Securities and Exchange Commission (the “SEC”) on Form 10-K, including the financial statements and the financial statement schedule, may be obtained without charge by writing to the Secretary of AVANT at the following address: 119 Fourth Avenue, Needham, Massachusetts 02494-2725.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

     Seven directors, constituting the entire Board of Directors, are to be elected at the annual meeting. Each of the nominees listed below is currently a director of AVANT and has consented to be nominated and to serve if elected. In the event that a vacancy may occur during the year, such vacancy may be filled by the Board of Directors for the remainder of the full term. All nominees will be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee.

Vote Required

     Directors must be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the issue at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes votes”; votes that are withheld from the nominees or broker non-votes will be excluded entirely from the vote and will have no effect.

Recommendation

     The Board of Directors unanimously recommends a vote FOR their nominees. Proxies solicited by the Board will be voted FOR each of the nominees unless instructions to withhold or to the contrary are given.

Information Regarding the Nominees and Executive Officers

     The following table sets forth the nominees for the Board of Directors, their ages and the year in which each first became a director.

		Year First
Nominee	Age	Became Director

J. Barrie Ward, Ph.D	64	1998
Una S. Ryan, Ph.D	61	1996
Frederick W. Kyle	70	1998
Thomas R. Ostermueller	54	1994
Harry H. Penner, Jr	57	1997
Peter A. Sears	64	1999
Karen Shoos Lipton	49	2001

     The following biographical descriptions set forth certain information with respect to the nominees for election as directors at the annual meeting and the executive officers who are not directors, based on information furnished to AVANT by each nominee and executive officer. The following information is correct as of March 1, 2003.

     Nominees for Election as Directors

     J. Barrie Ward, Ph.D. Dr. Ward has served as Chairman of the Board of Directors of AVANT since August 1998. Currently Dr. Ward is Chief Executive Officer of KuDOS Pharmaceuticals Ltd. in Cambridge, England. Previously, he was Chairman of the Board of Directors and Chief Executive Officer of Virus Research Institute, Inc. from July 1994 to August 1998. From 1984 to 1994, Dr. Ward was Director of the Microbiology Division of Glaxo Research and Development Ltd.

     Una S. Ryan, Ph.D. Dr. Ryan has been Chief Executive Officer of AVANT since August 1996 and President, Chief Operating Officer and a director of AVANT since May 1996. Dr. Ryan joined us as Vice President, Research and Chief Scientific Officer in May 1993. She is also Research Professor of Medicine at the Whitaker Cardiovascular Institute of the Boston University School of Medicine. Prior to joining AVANT, Dr. Ryan was Director of Health Sciences at Monsanto Company from January 1990 to November 1992 and Research Professor of Surgery, Medicine and Cell Biology at Washington University School of Medicine from 1990 to 1993. Dr. Ryan is a member of the Governing Body of Biotechnology Industry Organization’s (BIO) Emerging Companies Section and serves on the Board of BIO and the Massachusetts Biotechnology Council. She is currently a director of IQuum, Inc.

     Frederick W. Kyle. Mr. Kyle has been a director since August 1998. He was a director of VRI from July 1996 to August 1998. Mr. Kyle has been Chairman of the Board of BioRexis Pharmaceutical Corp since July 2002 and has been a consultant to companies in the healthcare field since January 1994. From December 1991 until January 1994 he was Senior Vice President of the American Red Cross. For eleven years prior to that he was with SmithKline Beecham Pharmaceuticals (now GlaxoSmithKline), most recently as President of Worldwide Pharmaceutical Operations and as a member of the Board of Directors of SmithKline Beecham plc. He is currently a director of BioRexis Pharmaceutical Corp and Arrail Dental Limited.

     Thomas R. Ostermueller. Mr. Ostermueller has been a director since May 1994. He is currently President and Chief Executive Officer of Pharmedica Communications, LLP, a firm that provides medical education services to the pharmaceutical industry. Mr. Ostermueller previously served as a Management Consultant with A.T. Kearney, Inc. from March 1998 to February 2002. Previously, he served as President, Chief Executive Officer and a director of V.I. Technologies, Inc. from February 1995 to September 1997, and Executive Vice President, Chief Operating Officer and member of the Board of Trustees of the New York Blood Center from February 1993 to 1995. He was Executive Vice President of the Mead Johnson Nutritional Group, Bristol-Myers Squibb from 1990 to 1993, and Vice President of Bristol-Myers and Bristol-Myers Squibb from July 1988 until 1990.

     Harry H. Penner, Jr. Mr. Penner has been a director since January 1997. He is currently President and Chief Executive Officer of Nascent BioScience, LLC, a firm engaged in the creation and development of new biotechnology companies. In December 2001, he was appointed BioScience Advisor to the Governor and the State of Connecticut. From 1993 to 2001, he was President, Chief Executive Officer and a director of Neurogen Corporation. Previously, he served as Executive Vice President of Novo Nordisk A/S and President of Novo Nordisk of North America, Inc. from 1988 to 1993. From 1985 to 1988 he was Executive Vice President and General Counsel of Novo Nordisk A/S. He has served as Chairman of the Board of Directors for the Connecticut Technology Council, Co-Chairman of Connecticut United for Research Excellence, and Director of the Connecticut Business and Industry Associates. He currently serves on the Boards of Genaissance Pharmaceuticals, Inc, BioStratum, Inc. and Rib-X Pharmaceuticals, Inc.

     Peter A. Sears. Mr. Sears has been a director since May 1999. He retired in 1999 as Vice President, Business Investments, SmithKline Beecham Corporation (now GlaxoSmithKline), and President and Founder of S.R. One, Limited, SmithKline’s venture capital fund. He was with SmithKline from 1963 and S.R. One, Limited from 1985 to 1999. Since 1997, Mr. Sears has been Adjunct Professor of Management, Johnson School of Management, Cornell University. He currently serves on the Board of Directors of Viral Therapeutics, Inc. and Pinnacle Pharmaceuticals, Inc.

     Karen Shoos Lipton. Ms. Lipton has been a director since May 2001. Ms. Lipton was appointed Chief Executive Officer of the American Association of Blood Banks in October 1994. Previously she has held senior positions at the American Red Cross since 1984, including Acting Senior Vice President, Biomedical Services (1993-1994) and Secretary and General Counsel (1990-1993). Prior to the American Red Cross, Ms. Lipton was a lawyer in private practice. Ms. Lipton currently serves on the Department of Health and Human Services, Advisory Committee on Blood Safety and Availability.

Executive Officers

     The following persons are executive officers who are not directors of AVANT. Officers are elected annually by the Board of Directors until their successors are duly elected and qualified.

Name of Individual	Age	Position and Office

Avery W. Catlin	54	Senior Vice President, Chief Financial Officer and Secretary
Henry C. Marsh, Jr., Ph.D	52	Vice President, Research
Alistair W.E. Wheeler, M.D	43	Vice President, Medical Affairs

     Avery W. Catlin. Mr. Catlin joined AVANT in January 2000. Prior to joining us, he served as Vice President, Operations and Finance, and Chief Financial Officer of Endogen, Inc., a public life science research products company, from 1996 to 1999. From 1992 to 1996, Mr. Catlin held various financial positions at Repligen Corporation, a public biopharmaceutical company, serving the last two years as Chief Financial Officer. Earlier in his career, Mr. Catlin held the position of Chief Financial Officer at MediSense, Inc., a Massachusetts-based medical device company.

     Henry C. Marsh, Jr., Ph.D. Dr. Marsh joined AVANT as Senior Scientist in 1986 and has been Vice President, Research since May 1998. Prior to joining us, he was employed as a scientist at Abbott Laboratories of North Chicago and the Research Triangle Institute in North Carolina.

     Alistair W.E. Wheeler, M.D. Dr. Wheeler joined AVANT in July 1999. Previously, Dr. Wheeler was an independent consultant to major pharmaceutical companies and clinical research organizations from 1997 to 1999. From 1994 to 1997, Dr. Wheeler was employed by Astra USA as Director of Clinical Research and Senior Director, Clinical Operations. From 1991 to 1994, Dr. Wheeler was employed by Hoffman-La Roche as Director, Respiratory Medicine. Prior to that, Dr. Wheeler was Clinical Research Physician at Glaxo Group Research.

The Board of Directors and Its Committees

     Board of Directors. AVANT is managed by a seven member Board of Directors, a majority of whom are independent of our management. Our Board of Directors met seven times in 2002. Each of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which such directors served on the Board of Directors) and (ii) the total number of meetings of all committees of our Board of Directors on which the Director served (during the periods for which the director served on such committee or committees).

     Audit Committee. The Board of Directors has established an Audit Committee consisting of Harry H. Penner, Jr., Chairman, Peter A. Sears and Karen S. Lipton. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Our Board has adopted an Audit Committee Charter. Each member of the audit committee is “independent” as that term is defined in the rules of the Securities and Exchange Commission and the applicable listing standards of Nasdaq. The Audit Committee met six times during 2002.

     Compensation Committee. The Board of Directors has established a Compensation Committee consisting of Thomas R. Ostermueller, Chairman, J. Barrie Ward and Frederick W. Kyle. The primary function of the Compensation Committee is to assist the Board in the establishment of compensation for the Chief Executive Officer and, upon her recommendation, to approve the compensation of other officers and senior employees and to approve certain other personnel and employee benefit matters. The Compensation Committee met twice during 2002.

     Governance Committee. The Board of Directors has newly established a Governance Committee consisting of Frederick W. Kyle, Chairman, Thomas R. Ostermueller and J. Barrie Ward. The primary function of the Governance Committee is to assist the Board in reviewing, investigating and addressing issues regarding Board composition, policy and structure; membership on Board committees; and other matters regarding the governance of the Company. The Governance Committee met once during 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires AVANT’s directors, officers and key employees, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish AVANT with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to such persons were satisfied.

Certain Relationships and Related Transactions

     Mr. Sears, a director since May 1999 and current nominee for director, purchased 50,000 shares of common stock of AVANT at $1.92 per share, having an aggregate value of $96,000, in connection with our private placement of stock in September 1999 and purchased an additional 12,739 shares of common stock of AVANT at $7.85 per share, having an aggregate value of $100,001, in connection with our private placement of stock in July 2000. See “Beneficial Ownership of Common Stock.”

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth the amount of common stock beneficially owned as of March 1, 2003 by the following people:

  each director and nominee for director;

  the Chief Executive Officer and the other most highly compensated executive officers whose total salary and bonus exceeded $100,000 during 2002;

  all directors and officers as a group; and

  each person known by AVANT to hold more than 5% of our outstanding common stock.

Name and Business Address ofBeneficial Owners*	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock(2)

Directors and Executive Officers	561,364	(3)	**
J. Barrie Ward, Ph.D	1,032,508	(4)	1.68%
Una S. Ryan, Ph.D	66,000	(5)	**
Frederick W. Kyle	82,500	(6)	**
Thomas R. Ostermueller	75,000	(7)	**
Harry H. Penner, Jr.	112,739	(8)	**
Peter A. Sears	30,000	(9)	**
Karen Shoos Lipton	125,239	(10)	**
Henry C. Marsh, Jr., Ph. D.	161,750	(11)	**
Avery W. Catlin	64,780	(12)	**
Alistair W.E. Wheeler, M.D.

5% Holders
None

All Directors and executive officers as a group	2,311,880	(13)	3.70%
(Consisting of 10 persons)

*	Unless otherwise indicated, the address is c/o AVANT Immunotherapeutics, Inc., 119 Fourth Avenue, Needham Massachusetts 02494-2725.
**	Less than 1%.
	(1)	Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.
(2)	Common stock includes all outstanding common stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended), all common stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of the record date.

(3)	Includes 450,974 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date and 4,616 shares issuable with respect to immediately exercisable warrants. The business address of Dr. Ward is KuDOS Pharmaceuticals Ltd., 327 Cambridge Science Park, Cambridge CB4 OW9, England.

(4)	Includes 944,095 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date. Includes 32,000 shares owned by Dr. Ryan’s husband, of which Dr. Ryan disclaims beneficial ownership. Also includes options to purchase 153,238 shares of common stock held by the Una S. Ryan Grantor Retained Annuity Trust. The trust was created in January 25, 2001, for the benefit of Dr. Ryan’s children. Dr. Ryan is the trustee of the trust.

(5)	Includes 56,600 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date and 2,400 shares issuable with respect to immediately exercisable warrants. The business address of Mr. Kyle is 1900 Rittenhouse Square, 15A, Philadelphia, Pennsylvania 19103.

(6)	Includes 80,000 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date. The business address of Mr. Ostermueller is Pharmedica Communications, LLP, 257 Route 80, Killingworth, Connecticut 06419.

	(7)	Includes 70,000 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date. The business address of Mr. Penner is Nascent BioScience LLC, 6 White Pine Lane, Guilford, Connecticut 06437.

(8)	Includes 50,000 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date. The business address of Mr. Sears is 1659 E. Boot Road, West Chester, Pennsylvania 19380.

(9)	Includes 30,000 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date. The business address of Ms. Lipton is American Association of Blood Banks, 8101 Glenbrook Road, Bethesda, MD 20814.

(10)	Includes 119,404 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date.
(11)	Includes 156,250 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date.
(12)	Includes 52,500 shares of common stock issuable upon exercise of options, which are vested or will vest within 60 days of the record date.
(13)	Includes 2,009,823 shares of common stock issuable upon exercise of options which are vested or will vest within 60 days of the record date and 7,016 shares issuable with respect to immediately exercisable warrants.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

     Directors who are not employees of AVANT are each entitled to receive a retainer fee of $5,000 each fiscal year. Each Board committee Chairman receives an additional retainer fee of $5,000. In addition, each non-employee director is entitled to receive $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each meeting of a Board committee. The AVANT 1999 Stock Option and Incentive Plan provides for annual automatic grants to each independent director of an option to purchase 10,000 shares of common stock with vesting after one year, a ten year term, and an exercise price equal to the fair market value of the common stock on the day of grant. As of the record date, the current independent directors had the following stock options outstanding: Frederick W. Kyle—56,600; Thomas R. Ostermueller—80,000; Harry H. Penner, Jr.—70,000; Peter A. Sears—50,000, and Karen S. Lipton—30,000.

Executive Compensation

     Summary Compensation Table. The following table shows, for the fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000, the cash compensation paid by AVANT, as well as other compensation paid or accrued for these fiscal years, to the Chief Executive Officer and the other most highly compensated officers whose total compensation for 2002 exceeded $100,000.

Summary Compensation Table

				Long-Term Compensation Awards

		Annual Compensation
Name and Principal Position	Year			Securities Underlying Options (#)	All Other Compensation(1) ($)
		Salary ($)	Bonus ($)

Una S. Ryan, Ph.D	2002	350,000	—	—	3,300
President and Chief	2001	315,000	37,800	100,000	3,000
Executive Officer	2000	278,066	55,057	245,000	3,000

Avery W. Catlin	2002	208,000	—	—	2,749
Senior Vice President and Chief	2001	189,000	15,120	25,000	2,431
Financial Officer	2000	178,615	23,760	200,000	2,166

Henry C. Marsh, Jr., Ph.D	2002	168,038	—	—	2,093
Vice President, Research	2001	160,036	12,803	10,000	1,900
	2000	150,835	19,910	35,000	1,877

Alistair W.E. Wheeler, M.D	2002	226,868	—	—	779
Vice President, Medical Affairs	2001	208,586	17,285	10,000	1,167
	2000	146,577	20,122	40,000	1,232

1.	Includes AVANT’s matching cash contribution to the 401(k) Savings Plan of each named executive officer and premiums paid for life insurance under the Company’s nondiscriminatory group plan for each named executive officer.

Options Granted in Last Fiscal Year

     During the 2002 fiscal year, there were no grants of stock options made to any of the executive officers named in the Summary Compensation Table above. During 2002, a total of 10,000 options were granted to employees of AVANT.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the shares of common stock acquired and the value realized in each exercise of stock options during the 2002 fiscal year and the fiscal year end number and value of unexercised options:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End (1) ($)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Una S. Ryan, Ph.D	—	—	890,345	285,000	—	—
Avery W. Catlin	—	—	106,250	118,750	—	—
Henry C. Marsh, Jr., Ph.D	—	—	113,154	25.000	—	—
Alistair W.E. Wheeler, M.D	—	—	47,500	40,000	—	—

1.	Based on the $1.135 per share closing price of AVANT’s common stock on December 31, 2002, there were no in-the-money options for the named executive officers.

Employment Contracts, Termination of Employment and Change-of-Control Arrangements

     Dr. Ryan entered into an agreement with AVANT on August 20, 1998 which was amended and restated as of December 23, 2002. The term of the agreement is for one (1) year with rolling automatic one-year extensions. If prior to a change in control (as defined in the AVANT Immunotherapeutics, Inc. 1999 Stock Option and Incentive Plan), Dr. Ryan’s employment is terminated by the Company without cause (as defined in the agreement), Dr. Ryan will be eligible to receive a lump sum amount equal to one year’s salary, at the rate then in effect, and continuation of group health plan benefits for a period of up to twelve (12) months. If within a year after a change in control, Dr. Ryan’s employment is terminated by the Company without cause or by Dr. Ryan for good reason (as defined in the agreement), or if a change in control occurs within one (1) year after Dr. Ryan is terminated without cause by the Company, Dr. Ryan is entitled to receive a lump sum amount equal to three (3) times the base amount (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended) applicable to Dr. Ryan, less one dollar ($1.00). Such severance may be further reduced to the extent necessary to preserve the Company’s tax deduction.

     Mr. Catlin has an agreement with AVANT under which he is eligible for a severance payment of twelve month’s base salary, continuation of health insurance benefits and 100% vesting of all stock option grants in the event of his termination following a change-of-control, as defined in the AVANT Immunotherapeutics, Inc. 1999 Stock Option and Incentive Plan.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors, which is comprised of non-employee directors, is responsible for establishing and administering the policies governing the compensation of AVANT’s employees, including salary, bonus and stock option grants. The policy of the Compensation Committee is to compensate our employees with competitive salaries based on their level of experience and job performance. All permanent employees, including executive officers, are eligible for annual bonus awards based on achievement of AVANT’s strategic corporate goals, and participation in our stock option program. The bonus awards and stock option grants are made in accordance with the AVANT Performance Plan and 1999 Stock Option and Incentive Plan. The Compensation Committee is also responsible for the administration of our 1994 Employee Stock Purchase Plan, in which employees participate on a voluntary basis.

     In order to both attract and retain experienced and qualified executives to manage AVANT, the Compensation Committee’s policy on executive compensation is to (i) pay salaries which are competitive with the salaries of executives in comparable positions in the biotechnology industry, and (ii) allow for additional compensation upon achievement of goals under the Performance Plan and through the appreciation of stock-based incentive awards. This policy is designed to have a significant portion of each executive’s total compensation be tied to AVANT’s progress in order to incentivize the executive to fully dedicate himself or herself to achievement of corporate goals, and to align the executive’s interest with those of our stockholders through equity incentive compensation.

     Each executive officer (except the Chief Executive Officer whose performance is reviewed by the Compensation Committee) has an annual performance review with the Chief Executive Officer who makes recommendations on salary increases, promotions and stock option grants to the Compensation Committee. The recommended salary increases are based on the average salary increases expected in the biotechnology industry in the Boston, Massachusetts area, with the salaries in 2002 either at or slightly above the average of the salaries paid to persons in comparable positions using an independently prepared 2002 employee compensation survey of over 400 biotechnology companies.

     The bonus award is based on achievement of AVANT’s strategic goals which are set at the beginning of each fiscal year and measured against performance at the end of the year by AVANT in accordance with the Performance Plan. For 2002 two sets of goals were applicable to all employees, including the executive officers: (i) overall corporate goals and (ii) goals applicable to the therapeutic programs. Both sets of goals were allocated between specific product and financial performance targets. The Compensation Committee determined that, based on AVANT’s performance compared to the stated goals, no cash payout would be made under the Performance Plan for 2002. In 2002, no stock option awards were made to the executive officers, including the Chief Executive Officer of the Company.

     Dr. Una Ryan, our President and Chief Executive Officer, received a salary increase of 11% in 2002. Dr. Ryan’s current base salary, which reflects the salary increase, is within the range of base salaries paid to other Chief Executive Officers in similar sized, publicly traded companies in the biotechnology industry, based on the previously referenced 2002 employee compensation survey. As discussed above, the Compensation Committee determined that AVANT had not met certain milestones in 2002 and that no cash payout would be made to Dr. Ryan under the Performance Plan for 2002.

Compensation Committee Thomas R. Ostermueller, Chairman Frederick W. Kyle J. Barrie Ward

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors was composed of three non-employee directors during the year, Messrs. Thomas Ostermueller, Frederick W. Kyle and J. Barrie Ward. None of these Compensation Committee members is an officer or employee of AVANT. Dr. Ward was formerly an employee of AVANT and presently serves as a consultant for the Company. Dr. Ward does not participate in actions or discussions with respect to his own compensation. No Compensation Committee interlocks between AVANT and another entity exist.

REPORT OF THE AUDIT COMMITTEE

     The undersigned members of the Audit Committee of the Board of Directors of AVANT submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2002 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for AVANT for the fiscal year ended December 31, 2002.
2.	The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters which are required to be discussed with them under the provisions of SAS 61. That Statement of Accounting Standards requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit.

3.	The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent auditors, the auditors’ independence from management and AVANT including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

     In addition, the Audit Committee considered whether the provision of information technology services or other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in AVANT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee Harry H. Penner, Jr., Chairman Peter A. Sears Karen S. Lipton

INDEPENDENT ACCOUNTANTS

     On February 10, 1994, our Board of Directors approved the engagement of PricewaterhouseCoopers, LLP as its independent accountants. We expect that a representative from PricewaterhouseCoopers, LLP will be present at the annual meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Audit Fees

     Fees for the fiscal year 2002 audit and the review of Forms 10-Q during fiscal 2002 are $71,000, of which an aggregate amount of $46,500 has been billed through December 31, 2002.

Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

     Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2002 are $40,700 and represent the following accounting-related services: $16,700 for audit fees associated with benefit plans and $24,000 for tax services.

STOCK PERFORMANCE GRAPH

     The graph below represents a comparison of the cumulative shareholder return on the common stock for AVANT’s last five fiscal years, including the fiscal year ended December 31, 2002, with the cumulative total stockholder return of the Nasdaq Stock Market (U.S.) Index and Nasdaq Pharmaceutical Stock Index (which is made up of companies quoted on the Nasdaq National Market whose Primary Industrial Classification Code is 283, Pharmaceutical Companies). The graph assumes an investment of $100 made on December 31, 1997 in AVANT’s common stock and in the two indexes.

	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02

AVANT Immunotherapeutics, Inc	$100	$72	$101	$282	$164	$47
Nasdaq Stock Market (U.S.) Index	$100	$141	$261	$157	$125	$86
Nasdaq Pharmaceutical Stock Index	$100	$127	$239	$299	$254	$164

OTHER MATTERS

Expenses of Solicitation

     The expense of preparing, printing and mailing the notice of annual meeting of stockholders and proxy material, and all other expenses of soliciting proxies will be borne by AVANT. We have retained ADP Financial Services, Inc. as agent for soliciting proxies. Officers or other employees of AVANT may, without additional compensation therefor, solicit proxies in person, by telephone, facsimile, mail or the Internet. We may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

Stockholder Proposals for 2004 Annual Meeting

     Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in AVANT’s proxy statement and form of proxy for our 2004 annual meeting must be received by AVANT on or before December 2, 2003 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: AVANT Immunotherapeutics. Inc., 119 Fourth Avenue, Needham, MA 02494-2725, Attn.: Secretary.

     Shareholder proposals to be presented at AVANT’s 2004 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of AVANT Immunotherapeutics, Inc., 119 Fourth Avenue, Needham, MA 02494-2725 not earlier than January 8, 2004 nor later than February 21, 2004 unless our 2004 annual meeting of stockholders is scheduled to take place before April 7, 2004 or after July 8, 2004. Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder’s notice shall be timely received by AVANT at our principal executive office not less than seventy-five (75) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the Anniversary Date or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by AVANT at our principal executive office not later than the close of business on the later of (1) the seventy-fifth (75th) day prior to the scheduled date of such annual meeting or (2) the fifteenth (15th) day following the day on which such public announcement of the date of such annual meeting is first made by AVANT. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: AVANT Immunotherapeutics. Inc., 119 Fourth Avenue, Needham, MA 02494-2725, Attn.: Secretary.

AVANT IMMUNOTHERAPEUTICS, INC. 119 FOURTH AVENUE NEEDHAM, MASSACHUSETTS 02494

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Avant Immunotherapeutics, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AVTIM1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVANT IMMUNOTHERAPEUTICS, INC.
1.	Election of Directors.	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.
	Nominees: (01) J. Barrie Ward (02) Una S. Ryan (03) Frederick W. Kyle (04) Thomas R. Ostermueller (05) Harry H. Penner, Jr. (06) Peter A. Sears (07) Karen Shoos Lipton	|_|	|_|	|_|

Mark box at right if an address change or comment has been noted on the reverse side of this card.	|_|

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Please be sure to sign and date this Proxy.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

AVANT IMMUNOTHERAPEUTICS, INC.

Proxy Solicited by the Board of Directors for the

Annual Meeting of Stockholders

on May 15, 2003

The undersigned hereby appoints J. Barrie Ward and Una S. Ryan, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock held of record by the undersigned on March 21, 2003, at the Annual Meeting of Stockholders (the “Meeting”) to be held at 2:00 p.m. on May 15, 2003 at the Company’s offices located at 119 Fourth Avenue, Needham, Massachusetts 02494, or at any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the nominees for director and, in their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof. Any stockholders wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the postage-paid envelope provided.

The undersigned hereby acknowledges(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company’s 2002 Annual Report to Stockholders, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is executed.

ADDRESS CHANGE/COMMENTS:

(If you noted address changes/comments above, please mark the corresponding box on the reverse side.)
PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE
AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.